EXHIBIT 23




     CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



     To the Shareholders
     of ALLTEL Corporation:


     As independent public accountants, we hereby consent to the incorporation by reference in the previously filed registration statements of ALLTEL Corporation on Forms S-8 (Registration No's. 2-99523, 33-25382, 33-35343, 33-34495, 33-41234, 33-48476, 33- 51047, 33-54175, 33-54823 and 33-56291)
     of our report dated April 7, 1995, on our audit of the financial statements of the Stock Purchase Plan for Employees of Systematics Information Services, Inc. and its Affiliates as of December 31, 1994 and 1993 and for the two years then ended; our report dated April 21, 1995, on our audit of the financial statements of the ALLTEL Corporation Thrift Plan as of December 31, 1994 and 1993 and for the year ended December 31, 1994; our report dated March 31, 1995, on our audit of the financial statements of the Computer Power, Inc. Retirement Savings Plan as of December 31, 1994 and 1993 and for the year ended December 31, 1994; and of our report dated April 12, 1995, on our audit of the financial statements of the CP National Corporation Incentive Thrift Savings Plan as of December 31, 1994 and 1993 and for the two years then ended, which reports are incorporated by reference in this Amendment No. 1 to the 1994 ALLTEL Corporation Annual Report on Form 10-K.




                                                        /s/  ARTHUR ANDERSEN LLP
                                                             ARTHUR ANDERSEN LLP


     Little Rock, Arkansas,
     April 28, 1995.

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